IDACORP

Earnings Conference Call

4th Quarter 2011
February 22, 2012

Leadership Presenting Today



LaMont Keen
IDACORP President and Chief Executive Officer



Darrel Anderson
Idaho Power Company President & Chief Financial Officer

Forward-Looking Statements

In addition to the historical information contained in this presentation, this presentation contains (and oral communications made by IDACORP, Inc. and Idaho Power Company may contain) statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include 2012 earnings guidance and estimates of key operating and financial metrics. In addition, any other statements that express or involve discussions as to expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "may result," "may continue," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in such statements include the following: (a) the effect of decisions by regulatory authorities affecting Idaho Power's ability to recover costs and/or earn a reasonable rate of return, or otherwise impacting Idaho Power's operations; (b) the availability of water for hydroelectric generation; (c) changes in costs and availability of materials and fuel, and their impact on the cost of infrastructure maintenance and development, the ability to meet required loads, and on the wholesale energy market in the western United States; (d) availability of required permits and approvals, rights-of-way, and siting, and impediments to contracting, construction, and start-up, for infrastructure development projects; (e) increases in capital expenditures and potential reductions in generation capacity as a result of regulatory conditions that may be imposed on power plant license renewals, or the non-renewal of such licenses; (f) operation of power generation facilities at below expected levels of performance, availability of electrical transmission capacity, and the availability of fuels for power generation at thermal plants and wind for wind power generation, and the ability to integrate wind resources into Idaho Power's power portfolio; (g) disruptions of Idaho Power's transmission system or interconnected transmission systems; (h) costs associated with compliance with current and future laws, regulations, and policies relating to the environment, natural resources, and endangered species; (i) the customer growth rate within Idaho Power's service area; (j) the continuing effects of the weak economy, including on demand for electricity and wholesale market prices; (k) changes in and compliance with laws, policies, and regulations, including new interpretations and enforcement initiatives by regulatory authorities; (l) global climate change and regional weather variations affecting customer demand; (m) weather and other natural phenomena such as earthquakes, floods, droughts, lightning, wind, and fire and their impact on power demand and infrastructure; (n) increases in the costs associated with energy commodity and other derivative instruments; (o) market prices and demand for energy; (p) the ability to obtain debt and equity financing or refinance existing debt when necessary or on favorable terms; (q) general capital market conditions and government regulation that affect the cost of capital, the ability to access the capital markets, financing terms, and postretirement benefit funding obligations; (r) the outcome of litigation and regulatory proceedings, and penalties, settlements, or awards that influence business and profitability; (s) reductions in credit ratings and the resulting impact on access to capital markets; (t) restrictions on the payment of dividends under certain circumstances; (u) changes in tax laws or new interpretations of tax laws, and the availability, use, and regulatory treatment of tax credits; (v) employee workforce factors; and (w) new accounting or Securities and Exchange Commission or New York Stock Exchange requirements, or new interpretations or application of existing requirements. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in IDACORP's and Idaho Power's most recent Annual Report on Form 10-K and reports on Forms 8-K and 10-Q filed with the U.S. Securities and Exchange Commission, including Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

IDACORP

Subsidiary Contributions – Net Income

(in millions except for per diluted share amounts)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,	
	2011	2010	2011	2010
Idaho Power Company	$ 9,330	$ 18,935	$ 164,750	$ 140,634
Other (Net)	(345)	1,456	1,943	2,164
Total	$ 8,985	$ 20,391	$ 166,693	$ 142,798
Weighted average outstanding shares – diluted	49,734	49,162	49,558	48,340
Earnings per diluted share	$ 0.18	$ 0.41	$ 3.36	$ 2.95

Summary of Pollution Controls

Current & Expected

	NOX		SO2			Opacity and PM		Mercury
	Low NOx Burners	SCR	Scrubber Installation	Scrubber Upgrade	Dry Sorbent Injection	Electro-Static Precipitators	Baghouse	Sorbent Injection
Jim Bridger Unit 1	2010	2022	1990	2010	n/a	1974	n/a	2015
Jim Bridger Unit 2	2009	2021	1986	2009	n/a	1975	n/a	2015
Jim Bridger Unit 3	2007	2015	1988	2011	n/a	1976	n/a	2015
Jim Bridger Unit 4	2008	2016	1979	2008	n/a	1979	n/a	2015
Boardman	2011	n/a	n/a	n/a	2014	1980	n/a	2012
North Valmy Unit 1	2008	Not Required Yet	n/a	n/a	2015	n/a	1981	n/a
North Valmy Unit 2	2007	Not Required Yet	1985	n/a	n/a	n/a	1985	n/a

IDACORP Common Stock Dividend


$0.30
$0.33
4Q 2011
1Q 2012
$1.20
$1.32
Quarterly Rate
Annualized Dividend Rate

2010 to 2011

Net Income Attributable to IDACORP, Inc.

(Millions)

IDACORP Net Income 2010		**$142.8**
Rate & Regulatory Changes, Increased Sales Volumes and Increased Transmission Revenues*	$ 43.5	
Increased Other O&M Expense & Net Other*	($32.0)	
Operating Income Increases, Prior to Sharing*	$11.5	
Decrease due to Sharing Mechanism*	($47.4)	
Increase in AFUDC*	$11.6	
Tax Method Changes and Other Net Tax Benefits	$52.1	
Other Net Decreases	($3.9)	$23.9
IDACORP Net Income 2011		**$166.7**

* Amounts are pre-tax

ADITC Extension 2012-2014



Sharing Percentage
100%
75%
50%
25%
Earnings Deadband
Customer Benefit
Company Benefit
9.50%
10.00%
10.50%
Return On Year-End Equity In Idaho Jurisdiction
Ability To Use Additional ADITC's of up to $25 million in 2012 and $45 million over three year period 2012-2014

ADITC—Accumulated Deferred Investment Tax Credits

Key Financial & Operating Metrics and 2012 Earnings Guidance

	2012 Estimate [1]	2011 Actual
Idaho Power Operations & Maintenance. Expense (millions)	$325 - $335	$339
Idaho Power Capital Expenditures (millions)	$230 - $240	$338
Idaho Power Hydroelectric Generation (million MWh)	7.5 – 9.5	10.9
Non-Regulated Subsidiary Earnings and Holding Company Expenses (millions)	$0 - $3	$1.9
2012 IDACORP Earnings Guidance [1]	$3.00 - $3.15 per diluted share	

[1] As of February 22, 2012. The 2012 guidance incorporates all of the key operating and financial assumptions listed above and assumes that the Langley Gulch power plant is commercially available as of July 1, 2012 with Idaho Power earning a return on the plant commencing on that date. This also includes an estimated use of additional accumulated deferred investment tax credits of less than $5 million in 2012.

Questions?

Contact Information

Analysts & Investors

Lawrence F. Spencer
Director of Investor Relations
(208) 388-2664
LSpencer@idacorpinc.com

Media

Stephanie McCurdy
Corporate Communication
(208) 388-6973
SMcCurdy@idahopower.com